SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

                         CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                             11-3415180
(State of Incorporation                                  (I.R.S. Employer
   or Organization)                                    Identification No.)



1111 STEWART AVENUE, BETHPAGE, NEW YORK                       11714
(Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration      If this form relates to the registration
of a class of securities pursuant to          of a class of securities pursuant to
Section 12(b) of the Exchange Act and         Section 12(g) of the Exchange Act and
is effective pursuant to General              is effective pursuant to General
Instruction A.(c), please check the           Instruction A.(d), please check the
following box.     |X|                        following box.   |_|

               Securities Act registration statement file number
                    to which this form relates: ____________
                                                (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                    Name of Each Exchange
   Title Of Each Class                             on Which Each Class is
   to be so Registered                                 to be Registered
   -------------------                                 ----------------

  Class A Common Stock,                        The New York Stock Exchange, Inc.
par value $0.01 per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                             INTRODUCTORY STATEMENT


         Cablevision Systems Corporation (the "Registrant") hereby files this registration statement on Form 8-A in connection with the listing of its shares of Class A Common Stock, par value $0.01 per share of the Registrant (the "Class A Common Stock").

         This registration statement supercedes any registration statement on Form 8-A previously filed with respect to the Class A Common Stock by either the Registrant or CSC Holdings, Inc., a wholly owned subsidiary of the Registrant.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the sections captioned "Description of Parent Capital Stock" and "Comparison of Certain Rights of Holders" in the Registrant's Proxy Statement/Prospectus on Form S-4 (the "Form S-4 Registration Statement"), filed with the Securities and Exchange Commission on January 20, 1998 (Registration No. 333-44547), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are numbered in accordance with Item 601 of Regulation S-K under the Securities Act of 1934.

4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-4 Registration Statement.

4.2 Amendment to the Registrant's Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 6, 1999.

4.3      By-laws of the Registrant (incorporated herein by reference to Exhibit
         3.2 to the Form S-4 Registration Statement).

4.4 Certificate of Designations for the Series E Redeemable Exchangeable Convertible Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to CSC Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1993).

4.5 Certificate of Designations for the Series F Redeemable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to CSC Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1993).

4.6 Certificate of Designations for the Series G Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 3.1D to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-62717).

4.7 Certificate of Designations for the Series H Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 4.1E to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-63691).

4.8 Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 99.3 to CSC Holdings, Inc.'s Current Report on Form 8-K (File No. 1-9046) dated November 7, 1995).

4.9 Certificate of Designations for the Series L Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 3.1G to CSC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995).

4.10 Certificate of Designations for the Series M Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 4.1(f) to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 333-02527).

4.11 Indenture dated as of February 15, 1993 relating to CSC Holdings, Inc.'s $200,000,000 9 7/8% Senior Subordinated Debentures due February 15, 2013 (incorporated herein by reference to Exhibit 4.3 to CSC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).

4.12 Indenture dated as of April 1, 1993 relating to CSC Holdings, Inc.'s $150,000,000 9 7/8% Senior Subordinated Debentures due 2023 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-61814).

4.13 Indenture dated as of November 1, 1995 relating to CSC Holdings, Inc.'s $150,000,000 9 7/8% Senior Subordinated Notes due 2006, $300,000,000
         9 1/4% Senior Subordinated Notes due 2005 and $250,000,000 10 1/2% Senior Subordinated Debentures due 2016 (incorporated herein by reference to Exhibit 4.9 to the Form S-4 Registration Statement).

4.14 Supplemental Indenture dated as of November 1, 1995 between CSC Holdings, Inc. and the Bank of New York, as trustee, to the Indenture dated November 1, 1995 (incorporated herein by reference to Exhibit
         99.6 to CSC Holdings, Inc.'s Current Report on Form 8-K (File No. 1-9046), filed November 1, 1995).

4.15 Indenture dated August 15, 1997 relating to CSC Holdings, Inc.'s $400,000,000 8 1/8% Senior Debentures due 2009 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 333-38013).

4.16 Indenture dated as of December 1, 1997 relating to CSC Holdings, Inc.'s $500,000,000 7 7/8% Senior Notes due 2007 (incorporated herein by reference to Exhibit 4.4 to the Form S-4 Registration Statement).

4.17 Indenture, dated as of July 1, 1998, relating to CSC Holdings, Inc.'s $500,000 7 1/4% Senior Notes due 2008 and 7 5/8% Senior Debentures due 2018 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-3 (File No. 333-35263)).





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



                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 27th day of October, 1999.


                                         CABLEVISION SYSTEMS CORPORATION
                                                            (Registrant)

                                         By: /s/ William J. Bell
                                            ---------------------
                                            Name: William J. Bell
                                            Title: Vice-Chairman


                                   Page 4 of 4



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                                  EXHIBIT INDEX
EXHIBITS                                                                    PAGE

4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-4 Registration Statement.

4.2 Amendment to the Registrant's Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 6, 1999.

4.3      By-laws of the Registrant (incorporated herein by reference to Exhibit
         3.2 to the Form S-4 Registration Statement).

4.4 Certificate of Designations for the Series E Redeemable Exchangeable Convertible Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to CSC Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1993).

4.5 Certificate of Designations for the Series F Redeemable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to CSC Holdings, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1993).

4.6 Certificate of Designations for the Series G Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 3.1D to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-62717).

4.7 Certificate of Designations for the Series H Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 4.1E to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-63691).

4.8 Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 99.3 to CSC Holdings, Inc.'s Current Report on Form 8-K (File No. 1-9046) dated November 7, 1995).

4.9 Certificate of Designations for the Series L Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 3.1G to CSC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995).

4.10 Certificate of Designations for the Series M Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (incorporated herein by reference to Exhibit 4.1(f) to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 333-02527).

4.11 Indenture dated as of February 15, 1993 relating to CSC Holdings, Inc.'s $200,000,000 9 7/8% Senior Subordinated Debentures due February 15, 2013 (incorporated herein by reference to Exhibit 4.3 to CSC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).

4.12 Indenture dated as of April 1, 1993 relating to CSC Holdings, Inc.'s $150,000,000 9 7/8% Senior Subordinated Debentures due 2023 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 33-61814).

4.13 Indenture dated as of November 1, 1995 relating to CSC Holdings, Inc.'s $150,000,000 9 7/8% Senior Subordinated Notes due 2006, $300,000,000
         9 1/4% Senior Subordinated Notes due 2005 and $250,000,000 10 1/2% Senior Subordinated Debentures due 2016 (incorporated herein by reference to Exhibit 4.9 to the Form S-4 Registration Statement).

4.14 Supplemental Indenture dated as of November 1, 1995 between CSC Holdings, Inc. and the Bank of New York, as trustee, to the Indenture dated November 1, 1995 (incorporated herein by reference to Exhibit
         99.6 to CSC Holdings, Inc.'s Current Report on Form 8-K (File No. 1-9046), filed November 1, 1995).

4.15 Indenture dated August 15, 1997 relating to CSC Holdings, Inc.'s $400,000,000 8 1/8% Senior Debentures due 2009 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-4, Registration No. 333-38013).

4.16 Indenture dated as of December 1, 1997 relating to CSC Holdings, Inc.'s $500,000,000 7 7/8% Senior Notes due 2007 (incorporated herein by reference to Exhibit 4.4 to the Form S-4 Registration Statement).

4.17 Indenture, dated as of July 1, 1998, relating to CSC Holdings, Inc.'s $500,000 7 1/4% Senior Notes due 2008 and 7 5/8% Senior Debentures due 2018 (incorporated herein by reference to CSC Holdings, Inc.'s Registration Statement on Form S-3 (File No. 333-35263)).